Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File nos. 2-78324, 33-35590, 33-45011, 33-69224, 33-83400, 333-09271and 333-64043).


                                               ARTHUR ANDERSEN LLP

May 27, 1999
New York, New York